Exhibit 10.1

JOINT FACTORING AGREEMENT

THIS JOINT FACTORING AGREEMENT (as amended, restated, extended, renewed, replaced, supplemented or otherwise modified from time to time, this “Agreement”) is made this 14th day of June 2016 (the “Effective Date”) between Naked Brand Group Inc., a Nevada corporation (“NBGI”) and Naked Inc., a Nevada corporation (“NI” and together with NBGI being referred to in this Agreement both individually and jointly as “Client”), having its chief executive office at 95 Madison Avenue, 10th Floor, New York, New York 10016 and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Factor”), having a place of business at 100 Park Avenue, New York, New York 10017.

SCOPE OF AGREEMENT

This is a joint factoring agreement entered into by Factor with NBGI and NI, which are affiliates by reason of NBGI’s ownership of all the issued and outstanding shares of NI. In accordance with the terms of this Agreement, each of NBGI and NI will assign and sell all of their respective Accounts (if any) to Factor, and Factor may advance to either of them a portion of the purchase price thereof. Each of NBGI and NI will grant to Factor a first priority lien and security interest on all of their respective assets, and will be jointly and severally liable for all Obligations (as hereinafter defined), regardless of which of them sold and assigned any particular Account, which of them received the proceeds of any advance, or which of them incurred the Obligations. All references in this Agreement to “Client” (notwithstanding that such reference and any related references are in the singular) shall mean NBGI and NI, jointly and severally, individually and collectively.

1.	Factoring of Accounts

1.1.       Purchase and Sale of Accounts. Client hereby agrees to assign and sell, and does hereby assign and sell, to Factor, as absolute owner, and Factor hereby agrees to purchase, and does hereby purchase, all of Client’s Accounts created on and after the date of this Agreement, without any further act or instrument. Factor’s purchase of each Account will be effective as of the date of the creation of such Account. Notwithstanding Factor’s purchase of any Account hereunder, Client acknowledges, confirms and agrees that Factor has no obligation to perform, in any respect, any contracts of Client relating to any such purchased Account.

1.2.       Written Credit Approval. Client shall submit to Factor the principal terms of each order from a customer of Client (each, a “Customer”) for credit approval prior to shipment of the goods or rendition of the services so ordered. Factor may, in its sole discretion, approve all or a portion of such Customers’ orders, either by establishing a credit line limited to a specific amount for a specific customer, or by approving all or a portion of a Customer order submitted by Client. Each Account arising from a Customer order that is the subject of a credit approval is referred to herein as a “Factor-Risk Account.” No credit approval shall be effective unless it is confirmed in a visible communication in characters by handwriting, or type and delivered physically, by facsimile, by email or other electronic communication acceptable to Factor (each, a “Writing” and, as the context may require “Written”) and unless the goods are shipped or the services are rendered within the time specified in the Written credit approval or, if no time is specified, within thirty (30) days after the date that the Written credit approval is given. No Written credit approval or terms of sale may be changed without Factor’s prior Written approval. If Client desires to make any changes in the amount, terms, shipping date or delivery date for any shipment of goods or rendition of services with respect to any Customer order previously submitted to Factor, Client shall submit to Factor a Written request to change such terms and, if such request pertains to a Factor-Risk Account, Factor shall promptly advise Client of Factor’s decision to either maintain the credit approval or withdraw the credit approval with respect to such Factor-Risk Account. Factor may withdraw its credit approval or withdraw or adjust a credit line at any time before delivery of the goods or rendition of the services giving rise to a Factor-Risk Account. After the Customer has accepted delivery of the goods or the services giving rise to a Factor-Risk Account have been rendered, Factor shall have the risk of loss thereon resulting solely and exclusively from the financial inability of the applicable Customer to pay the Account in full when due (the “Credit Risk”), but not the risk of non-payment of such Account for any other reason, and only to the extent of the dollar amount specified in Factor’s Written credit approval thereof. Factor’s Credit Risk on an Account shall not include a Customer’s inability to pay an Account at its longest maturity as a result of war, acts of God, civil strife, currency restrictions or foreign political impediments. Factor shall not have the Credit Risk or the risk of non-payment for any other reason on Accounts arising from Client’s Customer’s orders not approved in Writing by Factor (“Client-Risk Accounts”). All Accounts arising from Client’s sales of sample goods to Customers shall automatically be deemed to be Client-Risk Accounts. Factor shall purchase all Client-Risk Accounts from Client, and Client shall sell and assign all such Client-Risk Accounts to Factor, with full recourse to Client in the event of nonpayment thereof for any reason whatsoever. Factor shall not be liable to Client or any other Person (as defined in Section 10.3 below) or in any manner for declining, withholding or withdrawing any credit approval with respect to any Customer or any Customer’s order. If Factor declines, withholds or withdraws a credit approval and provides Client with any information regarding the Customer for which credit approval was sought by Client, Client agrees to hold such information as confidential, and Client agrees not to disclose such information to the Customer or any other Person.

1.3.       Written Schedules. Daily, Client shall execute and deliver to Factor Written schedules of all Accounts sold or assigned to Factor hereunder in a form satisfactory to Factor, together with copies of Customer’s invoices (or the equivalent thereof if Client delivers invoices to Customers electronically) within ten (10) days of the invoice date for each applicable Account and, upon Factor’s request from time to time, Client shall obtain, preserve and provide to Factor conclusive evidence of shipment and delivery for all goods sold or services rendered and all other information or documents as Factor may require from time to time. Client’s failure to execute and deliver any such schedule of Accounts shall not affect the assignment of Accounts hereunder.

1.4.       Invoicing and Remittances. All invoices evidencing Accounts assigned and sold to Factor hereunder shall prominently indicate that the Account evidenced by such invoice has been assigned to, is owned by and is payable directly and only to Factor at lockbox accounts designated by Factor from time to time, which lockbox account as of the date hereof is:

Wells Fargo Bank, National Association

P.O. Box 842683

Boston , MA 02284-2683

Client agrees to take all necessary actions to ensure that all Customers direct payment and deliver remittance information as directed by Factor. All checks, remittances and other proceeds of Accounts shall be property of the Factor. If any checks, remittances or other items of payment or other proceeds of Collateral are received by Client, including without limitation all cash sales and the proceeds of any sales made through the Client’s website (or otherwise through e-commerce sites or the internet), Client shall hold the same in trust for the benefit of Factor and will immediately (and in any event when the funds so paid to and held by Client exceed $20,000) deliver to Factor all such checks, remittances and other items of payment in the same form as received by Client, properly endorsed. All payments made by a Customer shall be applied first to Factor-Risk Accounts owing by such Customer, if any, and thereafter to any Client-Risk Accounts owing by such Customer regardless of any instructions to the contrary received from such Customer.

1.5.       Termination of Credit Risk. Factor’s Credit Risk on any Factor-Risk Account shall immediately terminate without any further action or notice if: (a) Client fails to timely deliver to Factor an assignment schedule for such Account, together with copies of the assigned invoices (or equivalent thereof if Client delivered such invoice to its Customer electronically) and such other information or documentation as requested by Factor in accordance with Section 1.3 of this Agreement; (b) the Customer obligated on such Factor-Risk Account asserts any reason (regardless of merit) for nonpayment of an Account, other than solely resulting from the financial inability of such Customer to pay such Account when due, including any alleged offset, defense or counterclaim (in any case, a “Dispute”); (c) any representation or warranty made by Client hereunder with respect to such Factor-Risk Account is untrue, incorrect or misleading in any respect at any time; (d) any covenant or agreement made by Client hereunder with respect to such Factor-Risk Account is breached; or (e) this Agreement is terminated by Client.

1.6.       Chargebacks. Upon the termination of Factor’s Credit Risk on any Factor-Risk Account or upon the assertion of a Dispute by a Customer (regardless of merit and whether real or alleged) with respect to any Factor-Risk Account, even if Factor has already remitted payment of the Purchase Price (as defined in Section 2.1(a) below) to Client, Factor shall have, in addition to all other rights under this Agreement, the right to chargeback to Client immediately the full amount of such Account together with interest at the Contract Rate set forth on the Fee Schedule annexed hereto, retroactively to the date of purchase of such Account, but such chargeback shall not be deemed to be a reassignment thereof, and Factor shall retain a security interest in such Account and in the goods represented thereby. Without limiting the foregoing, Factor may charge all Client-Risk Accounts back to Client’s account at any time, and Factor may charge to Client’s account all payments received by Factor for Client-Risk Accounts if Factor is required or may be required to return or otherwise disgorge those payments for any reason.

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1.7.       Communications with Customers. Client irrevocably authorizes Factor to communicate, in the name of Factor or in the name of a nominee of Factor, with Client’s Customers regarding Accounts owing by such Customers.

2.	Purchase Price; Advances; Security Interest

2.1.       Calculation and Payment of Purchase Price.

(a)       The purchase price (“Purchase Price”) of an Account sold and assigned hereunder shall be the gross amount of the invoice evidencing the Account, less returns, discounts (which may be calculated on the shortest or longest terms, at Factor’s option), credits, allowances, anticipation reductions taken by or granted to the Customer and all advances to the Customer of any nature, and less the amount of Factor’s commission as provided in Section 3.1 of this Agreement. Such Purchase Price shall be credited to Client’s account maintained with Factor on the Payable Date (as defined in Section 2.1(b) below). Factor may, in its sole discretion, withhold on the Payable Date any reserves (in addition to all other reserves) as Factor deems necessary as security for the payment and performance of any of the Obligations (as defined in Section 2.3(b) below).

(b)       For the purposes of this Agreement, “Payable Date” shall mean (a) for each Factor-Risk Account, the number of Collection Days, as set forth on the Fee Schedule annexed hereto, following the day, which day shall be a day other than a Saturday, Sunday or other day on which factors or commercial banks in New York are authorized or required by law to close (a “Business Day”) on which payment of such Account is posted to Client’s account by Factor; provided, that, if any Factor-Risk Account to which there exists no Dispute shall not be paid when due and a petition for relief from creditors has been filed by or against the Customer obligated thereon under any provision of Title 11 of the United States Code (as amended or modified) or similar insolvency or bankruptcy law, the Payable Date for such Factor-Risk Account shall be the first Business Day of the month following the date of filing of such petition upon (i) receipt by Factor of such Customer’s Written acknowledgement, in a form satisfactory to Factor, that no Dispute exists with respect to the Factor-Risk Account; or (ii) in the absence of such Written acknowledgment, the Customer files its Schedules of Assets and Liabilities with the court having jurisdiction over the Customer’s bankruptcy case and confirms that there is no Dispute with respect to such Factor-Risk Account; and (b) for each Client-Risk Account, the number of Collection Days, as set forth on the Fee Schedule annexed hereto, following the Business Day on which payment of such Account is posted to Client’s account by Factor.

2.2.       Advances.

(a)       At Client’s request, but in Factor’s sole discretion, Factor may make loans and advances to Client, including the payment by Factor to Client of all or a portion of the Purchase Price of an Account prior to the Payable Date therefor (each such loan or advance, an “Advance”), subject to the Borrowing Base (as defined in Section 2.2(b) below), including Advances in an aggregate outstanding amount in excess of the Borrowing Base (such excess amount hereinafter referred to as an “Over-Formula Amount”). All Obligations hereunder, including all Advances and Over-Formula Amounts, are payable on demand and may be charged by Factor to Client’s account at any time.

(b)       For the purposes of this Agreement, “Borrowing Base” shall mean an amount equal to the lesser of:

(i)	Six Million Dollars ($6,000,000), or

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(ii)	the sum of:

(A)	up to eighty (80%) percent of Factor-Risk Accounts deemed eligible by Factor in its sole discretion; plus

(B)	the lesser of (1) up to fifty (50%) percent of the value, calculated at the lower of cost or market, of finished goods, warehoused inventory deemed eligible by Factor, in its sole discretion, for borrowing purposes (of which one requirement will be that such inventory is held in a warehouse which has entered into a written lien waiver agreement with Factor acceptable to Factor in its sole discretion); or (2) $500,000; plus

(C)	the lesser of (1) up to 75% of the market value of marketable securities held in a blocked securities account with Wells Fargo Securities and subject to an account control agreement in favor of Factor, which is acceptable to Factor in its sole discretion; provided, however, that at any time when the market value of the securities held in such blocked account is below $1,067,000, then the value of such securities for purposes of this subsection 2.2(b)(ii)(C)(1) shall be deemed to be zero (0) , or (2) $200,000; less

(D)	any reserves which Factor may establish from time to time in its sole discretion.

2.3.       Security Interest.

(a)       As security for the Obligations, Client hereby grants to Factor, for itself and its affiliates, a continuing security interest in all of the Collateral (as defined in Section 2.3(c) below).

(b)       For the purposes of this Agreement, “Obligations” shall mean all Advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness of every nature at any time owing by Client to Factor or Factor’s affiliates, whether evidenced by or arising under this Agreement or any note or other instrument or document, whether arising by law or otherwise, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including all indebtedness owing by Client for goods and services purchased by Client from any entity whose Accounts are factored or financed by Factor, and all debts, liabilities and obligations acquired as a result of any purchase of, assignment of, participation in or other acquisition of Client’s debts, liabilities or obligations owing to other entities), absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, now existing or hereafter arising (whether before or after the filing of any petition in bankruptcy by or against Client or the commencement of any other insolvency proceedings with respect to Client) including all interest, charges, expenses, fees, attorney’s fees, consultant’s fees, expert witness fees, field examination fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Client or incurred by Factor under or in connection with this Agreement, the Other Agreements or the transactions contemplated hereby or thereby.

(c)       For the purposes of this Agreement, “Collateral” shall mean all assets, properties and rights of Client, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including, without limitation, all of Client’s Accounts, Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods (including Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory) and Equipment), Instruments, Investment Property, Letter-of-Credit Rights, Returned Goods (as defined in Section 5.6 below), and Supporting Obligations; all reserves, matured funds, credit balances and other property of Client in Factor’s possession; all rights of stoppage in transit, replevin, repossession, reclamation and all other rights and remedies of an unpaid vendor; all of Client’s Records; and all insurance policies and proceeds and rights relating thereto.

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3.	Commissions and Interest

3.1.       Factoring Commission.

(a)       For Factor’s services hereunder, Client shall pay to Factor a commission equal to the Factoring Commission Percentage set forth on the Fee Schedule annexed thereto multiplied by the gross invoice amount of each Account purchased hereunder, which commission shall be due and payable as of the date of each such Account’s creation and shall be chargeable to Client’s account by Factor on such date of creation as an Advance. In no event shall the factoring commission charged by Factor for any single invoice be less than the Minimum Per Invoice Factoring Commission set forth on the Fee Schedule annexed hereto.

(b)       Notwithstanding anything to the contrary set forth herein, Factor may from time to time impose surcharges upon the commissions set forth in Section 3.1(a) of this Agreement with respect to invoices owing by certain customers (“Surcharge Customers”). Factor’s schedule of Surcharge Customers and the corresponding surcharges are set forth in Client’s internet accessible account information or, at Factor’s option, shall be delivered to Client in compliance with Section 10.11 of this Agreement. Factor may make, in its sole discretion, and Client hereby agrees to, changes to Factor’s schedule of Surcharge Customers and the corresponding surcharges from time to time, each such change to be effective upon notation in Client’s internet accessible account information or notification in compliance with Section 10.11 of this Agreement.

3.2.       Extended Terms. The Factoring Commission Percentage specified in Section 3.1(a) hereof is based upon maximum selling terms of sixty (60) days, and no more extended selling terms or additional dating shall be granted by Client to any Customer without Factor’s prior written approval. If such approval is given by Factor, the Factoring Commission Percentage set forth in the Fee Schedule annexed hereto with respect to the Accounts covered thereby shall be increased by an additional one-quarter of one percent (1/4%) for each additional thirty (30) days or portion thereof of extended selling terms or additional dating.

3.3.       Minimum Commissions. The minimum aggregate factoring commissions payable to Factor under this Agreement shall be an amount equal to the Minimum Contract Year Commission set forth on the Fee Schedule annexed hereto, which, to the extent of any deficiency (after giving effect to commissions actually paid to Factor under Section 3.1(a) during the applicable Contract Year), shall be chargeable to Client’s account with Factor on the earlier to occur of the effective date of termination of this Agreement or the first Business Day of the month immediately following the applicable Contract Year. For purposes of this Agreement, “Contract Year” shall mean the period commencing on the Effective Date and ending on the date which is twelve (12) months thereafter, and each consecutive twelve (12) month period thereafter. For the purposes of clarity, Factor and Client agree that surcharges paid by Client under Section 3.1(b) shall not be added to commissions paid to Factor for the purposes of satisfying the Minimum Contract Year Commission.

3.4.       Calculation and Payment of Interest.

(a)       All Obligations hereunder shall bear interest at the Contract Rate set forth on the Fee Schedule annexed hereto; except, that, (i) at any time that an Over-Formula Amount exists, all Obligations hereunder shall bear interest at the Over-Formula Rate set forth on the Fee Schedule annexed hereto, and (ii) from the occurrence of an Event of Default (as defined in Section 8.2 below), and at all times during its continuance, all Obligations hereunder shall bear interest at the Default Rate set forth on the Fee Schedule annexed hereto. Interest hereunder is payable daily and shall be charged to Client’s account daily as an Advance. All interest due and payable hereunder by Client shall be calculated on the basis of a 360 day year, for actual days elapsed. The Contract Rate shall be increased or decreased, as the case may be, as the LIBOR Rate is increased or decreased and to the extent thereof; each such change to be effective as of the Business Day on which the related change in such LIBOR Rate occurs. In no event shall the Contract Rate be less than the Minimum Contract Rate as set forth on the Fee Schedule annexed hereto, nor shall the Contract Rate be in excess of the maximum interest rate permitted under the laws of the State of New York; provided, however, that, if Factor receives payment of interest in excess of such highest lawful rate, Client agrees that Client’s sole remedy is to seek repayment of such excess, and Client irrevocably waives any and all other rights and remedies which may be available to Client under law or in equity.

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(b)       If Client purchases goods or services from another factored client of Factor, and Client fails to timely make payment to Factor of the invoices in connection with such purchases, Factor may charge to Client’s account as an Advance a late interest charge, at Factor’s then late interest rate, with respect to such past due invoices.

3.5.       [Reserved].

3.6.       Monthly Account Current.

(a)       Factor will post to Client’s internet accessible account information maintained by Factor and to which Client has been granted access, a monthly account current as of the end of each month. Unless Factor receives a Written objection to any monthly account current within thirty (30) days after such account current is posted by Factor, as the case may be, such account current shall be deemed accepted by Client and shall become conclusive and binding upon Client.

(b)       Client acknowledges, confirms and agrees that Client may not rely on any designation of an Account as a Factor-Risk Account appearing in Client’s internet accessible account information maintained by Factor or in any account current issued by Factor and that the designation of an Account as a Factor-Risk Account shall only be conclusively evidenced by the Written credit approval for such Account issued by Factor.

4.	Representations and Warranties. Client hereby represents and warrants to Factor that, at all times:

4.1.       Organization. Client is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

4.2.       Qualification to do Business. Client is duly qualified to do business and is in good standing in each jurisdiction where its ownership of property or the conduct of its business requires such qualification.

4.3.       Compliance with Laws. Client operates its business in material compliance with all applicable local, state and federal laws.

4.4.       Power and Authority. Client has all power and authority under the laws of Client’s jurisdiction of organization and its articles of organization to conduct Client’s business and to enter into, execute and deliver this Agreement and the Other Agreements (as defined in Section 6.1 below) and to perform its Obligations hereunder and thereunder, and has taken all necessary action to authorize the execution and delivery of this Agreement and the Other Agreements and the performance of its Obligations hereunder and thereunder.

4.5.       Solvency. Client is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

4.6.       Collateral. Client has good title to the Collateral, free and clear of any liens, claims or encumbrances, except in favor of Factor.

4.7.       Accounts. Each Account (a) evidences an absolute, bona fide sale and delivery of goods or rendition of services in Client’s ordinary course of business and such goods or services have been accepted by the Customer obligated thereon; (b) is genuine, valid and enforceable against the Customer obligated thereon in the full amount set forth on the invoice evidencing such Account, without offset, defense, counterclaim, deduction, recoupment or contra account; (c) is not subject to Dispute (real or alleged); (d) is owing by a Customer located in the United States, Puerto Rico or Canada and is payable in United States dollars; (e) is owing by a Customer that is not an affiliate of Client; (f) does not represent goods delivered upon “bill and hold”, “consignment”, “guaranteed sale”, “sale or return”, “payment on reorder” or similar terms; (g) is legally saleable and assignable by Client to Factor; (h) and the invoice evidencing such Account and all documents delivered to Factor in connection therewith are genuine and valid; (i) arises from the sale of Inventory owned by Client which is not subject to any consignment arrangement, encumbrance, security interest or lien other than in favor of Factor; and (j) shall not be altered or in any way modified without the prior Written consent of Factor.

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4.8.       Certification of Officers. All information submitted by Client to Factor in response to the Certification of Officers executed by Client in favor of Factor, is true, correct and complete.

4.9.       Financial Information. All financial information delivered by Client to Factor from time to time regarding Client’s financial condition accurately reflects such financial condition as of the date of such information, and there has been no material adverse change in Client’s financial condition since the date of the financial statements most recently delivered by Client to Factor.

4.10.        Foreign Assets Control Regulations. Neither the request for any Advance, the use of the proceeds of any Advance, nor the use of the proceeds of any Purchase Price will violate the Trading With the Enemy Act (50 USC § 1 et seq., as amended) or any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto.

5.	Covenants.

5.1.       Negative Covenants. Client shall not:

(a)       Without giving Factor at least thirty (30) days prior written notice:

(i)	change Client’s legal name;

(ii)	change Client’s organizational identification number (or acquire an organizational number if Client does not have one as of the Effective Date);

(iii)	change Client’s type of organization;

(iv)	change Client’s jurisdiction of organization; or

(v)	change Client’s chief executive office, mailing address or any location of Collateral.

(b)       At any time:

(i)	be a party to a merger or consolidation or acquire all or substantially all of the assets of any Person;

(ii)	grant or permit to exist any lien, security interest or other encumbrance , or otherwise transfer any other interest in any of the Collateral (other than the sale of Inventory in the ordinary course of Client’s business) to any Person other than Factor without Factor’s prior written consent;

(iii)	use the proceeds of Advances for any purpose other than in Client’s ordinary course of business for working capital purposes;

(iv)	conduct business with any affiliate of Client, except as fully disclosed to Factor and conducted in Client’s ordinary course of business upon fair and reasonable terms no less favorable to Client than Client would obtain in a comparable arms’ length transaction with an unaffiliated Person;

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(v)	declare, make or pay any cash dividend or distribution on, redeem, retire or otherwise acquire, directly or indirectly, any equity interest of Client;

(vi)	make loans or advances to any Person; ; or

(vii)	engage in any business, other than its business as conducted on the Effective Date and any activities incidental thereto.

5.2.       Records. Client shall maintain Records concerning the Accounts and other Collateral as Factor may require and to reflect Factor’s ownership of the Accounts. Factor may at all times have access to and inspect, audit and make abstracts from all of Client’s Records at Client’s expense.

5.3.       Financial Information. Client shall cause to be prepared and shall deliver to Factor, in each case certified by Client’s President or Chief Financial Officer and in form and content satisfactory to Factor:

(a)       Within twenty (20) days after the end of each month, Client’s accounts payable aging, a report detailing Client’s Inventory and a copy of all Client’s bank account statements for such month; provided, however, that Client shall in any event provide Factor with a copy of its then current bank account statements within three (3) business days after Factor’s request at any time;

(b)       Within thirty (30) days after the end of each month, Client’s internally prepared financial statements for such month;

(c)       Within forty-five (45) days after the end of each fiscal quarter, Client’s internally prepared financial statements for such quarter as filed with Client’s Form 10-Q, together with a Compliance Certificate, substantially in the form annexed hereto as Exhibit A, completed and certified as correct by the President or Chief Financial Officer of the Client;

(d)       Within ninety (90) days after the end of each fiscal year, Client’s annual financial statements audited by a certified public accounting firm retained by Client and acceptable to Factor in its sole discretion (the “Accountants”), as filed with Client’s Form 10-K;

(e)       Within sixty (60) days of the end of each calendar year, the personal financial statement of each guarantor of Client’s Obligations to Factor, in form and substance acceptable to Factor in its sole discretion;

(f)       Within five (5) business days after Factor’s request at any time, and in any event without Factor’s request within five (5) business days each time Client’s cash account balance falls below $1,000,000, Client’s financial projections for the following twelve (12) month period, prepared on a monthly basis; and

(g)       Promptly, upon Factor’s request from time to time, such other financial information as Factor may request.

5.4.       Access. Upon Factor’s request, in Factor’s sole discretion, from time to time, Client shall grant or cause to be granted in favor of Factor and Factor’s representatives or agents, immediate access to all locations owned, leased or otherwise occupied by Client or any of the Collateral for the purposes of conducting liens, appraisals or field examinations of Client, Client’s operations and the Collateral.

5.5.       Disputes. Client shall immediately notify Factor in each instance of the return, rejection, loss of or damage to goods, the sale of which is evidenced by any Account, of any request by a Customer for extension of time to pay or request for credit or adjustment to any Account, or of any other Dispute. If any Dispute is not promptly settled by Client, Factor may, if Factor so elects in Factor’s sole discretion, settle, compromise, adjust or otherwise enforce or dispose of by litigation or otherwise, any such Dispute at Client’s expense, and upon such terms and conditions as Factor in its sole discretion shall deem proper, but Factor shall have no obligation to do so. Client shall promptly advise Factor if Client settles any Dispute or grants any allowances, credits or adjustments to Customers, or accepts any return of goods.

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5.6.       Returned Goods. If any Inventory shall be returned or rejected by a Customer, or reclaimed, repossessed or recovered from a Customer by Client (“Returned Goods”), such Returned Goods shall be held by Client in trust for the benefit of Factor, shall be segregated and identified by Client as property held in trust for benefit of Factor, and upon Factor’s Written direction Client shall, at Client’s expense, deliver such Returned Goods to Factor at such place or places as Factor may designate. Provided that Client provides Factor with timely notice of the Returned Goods in accordance with Section 5.5 of this Agreement, Client may restock and resell all Returned Goods until such time as Factor issues such Written direction to Client.

5.7.       Credit Memoranda and Changes in Selling Terms. Client shall promptly deliver to Factor copies of all credit memoranda and changes in selling terms to be issued to any Customer. The issuance of any such credit memorandum or changes in selling terms shall be subject to the terms and conditions of this Agreement. Factor may charge to Client’s account a Credit Memoranda Fee and a Change of Terms Fee in the respective amounts set forth on the Fee Schedule annexed hereto with respect to each credit memoranda or change of selling terms issued with respect to any invoice evidencing an Account.

5.8.       Perfection. Client shall take all actions requested by Factor from time to time to cause the attachment, perfection and first priority of, and Factor’s ability to enforce, Factor’s security interest in any and all of the Collateral, subject to any lien or security interest in the Collateral in favor of any Person other than Factor to which Factor has agreed in Writing. Client irrevocably and unconditionally authorizes Factor (or Factor’s agent) to complete and file, and Client ratifies such filing, at any time and from time to time such financing statements with respect to the Collateral naming Factor as the secured party and Client as debtor, as Factor may require, together with all amendments and continuations with respect thereto.

5.9.       Further Assurances and Cooperation. Upon Factor’s request, Client shall, at Client’s expense, duly execute and deliver, or shall cause to be duly executed and delivered, to Factor such further instruments and do and cause to be done such further acts as may be necessary or proper in the opinion of Factor to effectuate the provisions and purposes of this Agreement. Without limiting the foregoing, Client acknowledges, confirms and agrees that, upon Factor’s request from time to time, Client shall cooperate and assist Factor, at Client’s expense, in connection with any effort by Factor (a) to collect any Account or enforce any of Factor’s rights and remedies against third parties obligated on any Account or any other Collateral; and (b) to defend any claim or action commenced by any third party against Factor in connection with Factor’s actions or the transactions hereunder.

5.10.       Insurance.

(a)       At Client’s expense, Client shall maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Client also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Factor. Client shall deliver copies of all such policies to Factor with an endorsement naming Factor as the sole loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Factor in the event of cancellation of the policy for any reason whatsoever.

(b)       Client shall give Factor prompt notice of any loss exceeding $25,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Client shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $25,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $25,000, Factor shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Client whatsoever in respect of such adjustments.

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5.11.       Notice of Event of Default. Promptly, but in any event within 5 days after Client has knowledge of any event or condition that constitutes an Event of Default, Client shall give Factor notice of such event or condition and a statement of the curative action that Client proposes to take with respect thereto.

6.	Fees and Expenses

6.1.       Costs, Fees and Expenses. Client shall pay to Factor all costs, fees and expenses incurred by Factor in connection with: (a) the preparation, execution, delivery, administration and enforcement of this Agreement and any agreement, guaranty, mortgage, note, instrument or document executed or delivered pursuant hereto or in connection herewith (collectively, the “Other Agreements”), including attorneys’ costs, fees and expenses; (b) any waiver, amendment, supplement, consent or modification hereof or with respect to any of the Other Agreements; and (c) the filing or perfecting of any security interest in any Collateral. Client shall also reimburse Factor for all costs, fees and expenses incurred by Factor (including attorneys’ costs, fees and expenses and the costs, fees and expenses of other professionals that may be retained by Factor) in connection with: (i) obtaining or enforcing payment of any Obligation; (ii) the prosecution or defense of any action or proceeding concerning any matter arising out of or connected with this Agreement, any Other Agreement, or any of the Collateral, including effecting collection of Accounts whether by settlement, adjustment, litigation or otherwise, and realization upon Returned Goods, (iii) defending all actions or proceedings brought by Client or any other Person against Factor in connection with this Agreement, any of the Other Agreements or the Collateral, including all actions and proceedings against Factor seeking the disgorgement or recovery of any payment made by a Customer with respect a Client-Risk Account, whether on the basis of preference or otherwise; (iv) obtaining performance of the Obligations under this Agreement or any Other Agreement, including the enforcement or defense of Factor’s absolute ownership of Accounts, and all security interests in and liens upon the Collateral in favor of Factor; (v) any action or effort to inspect, examine, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, including all Field Examination Fees as set forth on the Fee Schedule annexed hereto; and (vi) the employment of services of one or more individuals to perform financial audits or quality of earnings analyses of Client, to establish electronic collateral reporting systems, to appraise or re-appraise the Collateral, or any portion thereof, or to assess Client’s business valuation. Notwithstanding the foregoing, and provided that (1) no Event of Default (as hereinafter defined) has occurred and is continuing, (2) Advances to Client do not exceed the Borrowing Base, and (3) neither Client nor Factor has initiated the liquidation or sale of all or any portion of Client’s business, all or any portion of the Collateral, or any asset pledged to Factor to secure the Obligations or any guaranty thereof (in each such case, with or without the occurrence of an Event of Default), then as of the Effective Date and thereafter, Client will not be charged in excess of (A) $5,000 per Contract Year for Field Examination Fees or (B) $10,000 per Contract Year for attorneys’ fees and expenses incurred by Wells Fargo for regular amendments or modifications to this Agreement or the Other Agreements. The foregoing limitations shall not apply to any fees and expenses related to the preparation, execution and delivery of this Agreement and the Other Agreements. In addition to the foregoing, Factor shall charge Client’s account for Factor’s standard and customary fees relating to telecopying, bank services, wire transfers, special or additional reports, remittance expenses (including incoming wire charges, currency conversion fees and stop payment fees), Factor’s fees for handling collections on Client-Risk Accounts which Client has requested Factor to process and other services at such rates as shall be charged by Factor to its clients from time to time. All such costs, fees and expenses together with all filing, recording and search fees and taxes payable by Client to Factor shall be payable on demand, may be charged by Factor to Client’s account as an Advance, shall constitute Obligations hereunder and shall be secured by the Collateral.

7.	Indemnities

7.1.       Indemnification. Client hereby indemnifies and holds Factor and its affiliates, and their respective shareholders, directors, officers, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of every kind and nature (including attorneys’ costs, fees and expenses) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, this Agreement or any Other Agreement, and any actions or inactions with respect to any of the foregoing, except to the extent that any such indemnified liability is determined pursuant to a final, non-appealable order issued by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. No Indemnified Person shall be responsible or liable to Client or to any other party for indirect, punitive, special, exemplary or consequential damages which may be alleged as a result of any advance or other financial accommodation having been extended, denied, delayed, conditioned, suspended or terminated under this Agreement or any Other Agreement or as a result of any other event or transaction contemplated hereunder or thereunder.

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7.2.       Taxes. If any tax or fee by any governmental authority (other than income and franchise taxes owing by Factor) is or may be imposed on or as a result of any transaction between Client and Factor, or in respect to sales or the goods affected by such sales, which Factor is or may be required to withhold or pay, Client acknowledges sole responsibility for such fee or tax and agrees to indemnify and hold Factor harmless in respect of such taxes. Client will pay to Factor, upon Factor’s demand, the amount of any such taxes, which shall be charged to Client’s account by Factor as an Advance.

8.	Termination and Default

8.1.       Term. This Agreement shall be effective commencing on the Effective Date and shall remain in full force and effect until the third anniversary of the Effective Date (the “Initial Term”). This Agreement shall automatically renew and remain in full force and effect from year to year thereafter (each a “Renewal Term” and together with the Initial Term, referred to in this Agreement as the “Term”) unless and until Factor has received from Client notice of termination of this Agreement in Writing by registered or certified mail, return receipt requested no later than sixty (60) days prior to any annual anniversary date of such Effective Date. Factor shall have the right to terminate this Agreement at any time by giving Client thirty (30) days prior Written notice. All Obligations hereunder shall become immediately due and payable on the effective date of termination of this Agreement.

8.2.       Events of Default. Notwithstanding the foregoing, Factor may terminate this Agreement without notice and all Obligations hereunder shall, unless and to the extent that Factor otherwise elects, become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events (each an “Event of Default”): (a) Client shall fail to pay any of the Obligations when due; (b) Client shall fail to promptly remit to Factor, in kind, any payment received by Client for any Account; (c) any statement, representation or warranty made by Client or any other individual or entity who has guaranteed any of the Obligations (a “Guarantor”; and together with the Client, collectively, the “Obligors” and each, individually, an “Obligor”) orally or in Writing under or in connection with this Agreement or any Other Agreement to which such Obligor is a party, or in connection with the transactions contemplated hereby or thereby, shall be untrue, incorrect or misleading when made or during the period covered thereby; (d) any Obligor commits any breach or default in the performance of any covenant or other agreement in this Agreement or any Other Agreement to which such Obligor is a party; (e) any Obligor suspends or ceases operation of all or a material portion or line of such Obligor’s business; (f) any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which such Obligor or any of its properties are bound, relating to indebtedness in excess of $25,000, if the maturity of or any payment with respect to such indebtedness may be accelerated or demanded due to such breach or default; (g) there shall be issued or filed against any Obligor any attachment, injunction, order, writ, or judgment affecting the Client or the Collateral that is not vacated, stayed, bonded, satisfied or otherwise removed within thirty (30) days after such issuance or filing; (h) an Obligor is enjoined, restrained or in any way prevented by any governmental authority from conducting any material part of its business; (i) an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to run its business; (j) any material portion of Collateral or other property of an Obligor is taken or impaired through condemnation; (k) an Obligor or any of its senior management is or at any time has been criminally indicted or convicted for a felony offense under any state or federal law; (l) the results of any background investigation or report conducted by Factor with respect to any of Client’s senior management or financial personnel fails to be satisfactory to Factor, in Factor’s sole discretion; (m) any Obligor becomes insolvent, becomes unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or if a receiver is appointed for any of the Collateral, or if a petition under any provision of Title 11 of the United States Code, as amended or modified from time to time, is filed by or against any Obligor; (n) any Guarantor that is a natural person shall die or be declared incompetent; any Person that is a partner in a partnership or a member in a limited liability company that is a Guarantor shall die (if such Person is a natural person) or withdraw from such partnership or limited liability company; or the dissolution, merger or consolidation of any Obligor that is a corporation or a limited liability company; or (o) any Guarantor shall challenge the validity, enforceability or effectiveness of, terminate, seek or purport to seek, termination of such Guarantor’s Guaranty.

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8.3.       Continuing Obligations. Notwithstanding any termination of this Agreement, until such time as Factor has received all indemnities required by Factor and all Obligations shall have been fully paid and satisfied in immediately available funds, this Agreement shall remain binding upon Client and, without limiting the foregoing, all security interests and liens granted by Client in favor of Factor hereunder shall remain in full force and effect and Client shall continue to sell and assign Accounts to Factor, deliver to Factor Accounts information required hereunder and to cause the remittance of all collections on Accounts to Factor as herein provided.

8.4.       Remedies. Upon the occurrence of any Event of Default, Factor shall have all the rights and remedies of a secured party under the UCC (as defined in Section 10.1 below) and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of Factor’s other rights and remedies provided for herein. Factor may sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Factor shall elect, for cash or on credit or for future delivery, without assumption of any Credit Risk, and at a public or private sale as Factor may deem appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Factor will give Client reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, Factor may disclaim warranties of title, possession, quiet enjoyment, merchantability and the like and any such disclaimer shall not effect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to Client’s address set forth on the signature page hereto, at least five (5) days before the time of the sale or disposition thereof. Factor may invoice any such sale in Factor’s name or in Client’s name, as Factor may elect, as the seller, and in such latter event such invoice shall be marked payable to Factor as provided in Section 1.4 of this Agreement. Factor may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys’ costs, fees and expenses), and then to the payment (in such order as Factor may elect in its sole discretion) of all other Obligations. After application of the proceeds of any Collateral to the Obligations, Client shall remain liable for any deficiency.

9.	Joint and Several Obligations

9.1.       Each of NBGI and NI hereby irrevocably agrees that it is hereby designated as agent for the other to act under this Agreement, including without limitation assigning Accounts, requesting loans, advances or letters of credit and receiving account statements and other notices and communications from Factor. Factor may rely, and shall be fully protected in relying, on any loan request, reports, information or any other notice or communication made or given by either of them, whether in its own name or on behalf of the other, and Factor shall have no obligation to make any inquiry or request any confirmation from either party as to the binding effect on both NBGI and NI of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of their liability for the Obligations be affected.

9.2. i) Each of NBGI and NI shall be liable, on a joint and several basis, for all of the loans, advances and other Obligations, regardless of which of them actually may have received the proceeds thereof or other extensions of credit hereunder or the manner in which Factor accounts for such loans, advances or other extensions of credit on its books and records, it being acknowledged and agreed that all loans, advances and extensions of credit inure to the mutual benefit of both NBGI and NI, and that Factor is relying on the joint and several liability of NBGI and NI in extending the loans, advances and other financial accommodations hereunder. Each of NBGI and NI hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the loans, advances and other Obligations, each of NBGI and NI shall forthwith pay the same, without notice or demand.

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(b)       Each of NBGI’s and NI’s joint and several liability hereunder with respect to the loans, advances and other Obligations shall be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from them or any Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Factor with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by either of them and delivered to Factor, (iv) the failure by Factor to take any steps to perfect or maintain the perfected status of its security interest in or lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations (v) Factor’s election, in any proceeding instituted under the Federal Bankruptcy Code, for the application of Section 1111(b)(2) of the Federal Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other party, as debtor-in-possession under Section 364 of the Federal Bankruptcy Code, (vii) the disallowance of all or any portion of Factor’s claims for the repayment of any of the Obligations under Section 502 of the Federal Bankruptcy Code, or (viii) any other circumstance that might constitute a legal or equitable discharge or defense of any other party. After the occurrence and during the continuance of any Event of Default, Factor may proceed directly and at once, without notice, against either or both of NBGI or NI to collect and recover all or any part of the Obligations, without first proceeding against the other or against any Collateral or other security for the payment or performance of any of the Obligations. Each of NBGI and NI consents and agrees that Factor shall be under no obligation to marshal any assets in favor of the other or against or in payment of any or all of the Obligations.

(c)       No payment or payments made by NBGI or NI or received or collected by Factor from either of them or any other person or entity by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each of NBGI and NI under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all of the Obligations until all of the Obligations are indefeasibly paid in full and this Agreement is terminated.

(d)       Each of NBGI and NI hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against the other, and any successor or assign of the other, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations; provided, however, that if no Event of Default exists at the time of or would result from the making of such payment, they may pay intercompany payables that are owing by each to the other at such date and that have been incurred by them in the ordinary course of its business as currently conducted.

(e)       Each of NBGI and NI agrees that their joint and several liability provided for in this Section 9 shall not be impaired or affected by (i) any modification, supplement, extension or amendment of this Agreement, any document executed in connection herewith (the “Documents”) or any other contract or agreement to which either of them may hereafter agree, (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Factor with respect to any of the Obligations, (iii) any release or subordination of liens with respect to any or all of the Collateral or any alteration of any rights of either of them with respect thereto, (iv) any increase or decrease in the rate of interest with respect to any of the Obligations, the amount of commissions or fees charged under the Documents or the amount of the Obligations, (v) any release of either of them or any guarantor, or (vi) any other agreements or arrangements whatever with either of them or with any other person, each of NBGI and NI hereby waiving all notices of such delay, extension, release, subordination, renewal, compromise, increase or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. The liability of NBGI and NI is direct and unconditional as to all of the loans, advances and the Obligations, and may be enforced without requiring Factor first to resort to any other right, remedy or security. Each of NBGI and NI expressly waives promptness, diligence, notice of acceptance an any other notice with respect to any of the Obligations, this Agreement or any other documents and any requirement that Factor protect, secure, perfect or insure any lien on any property subject thereto or exhaust any right or take any action against either of them or any person or any Collateral.

10.	General Provisions

10.1.       UCC Terms. When used herein, unless otherwise indicated herein, the terms “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Record” and “Supporting Obligation” shall have the respective meanings set forth in the Uniform Commercial Code in effect on the Effective Date in the State of New York (the “UCC”).

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10.2.       Accounting Terms. All accounting terms used herein, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles in effect in the United States of America (“GAAP”), consistently applied.

10.3.       Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. The word “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof, and any reference herein to any Person shall be construed to include such Person’s successors and assigns.

10.4.       No Pledge of Credit. Client shall not pledge Factor’s credit for any purpose whatsoever.

10.5.       Waivers. Client waives presentment and protest of any instruments and all notices thereof, notice of default and all other notices to which it might otherwise be entitled.

10.6.       Power of Attorney. Client hereby appoints Factor as Client’s attorney-in-fact to: receive, open and dispose of all mail addressed to Client pertaining to Collateral; to endorse Client’s name upon any notes, acceptances, checks, drafts, money orders, remittances and other items of payment of Accounts that come into Factor’s possession and to deposit or otherwise collect the same; and do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while this Agreement remains in effect or any Obligations remain outstanding. Factor, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact.

10.7.       Governing Law; Jurisdiction. This Agreement is made and is to be performed under the laws of the State of New York and shall be governed by and construed and enforced in accordance with said law, excluding any principles of any conflicts of laws or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York. Client and Factor expressly submit and consent to the jurisdiction of the state and federal courts located in the County of New York, State of New York with respect to any controversy arising out of or relating to this Agreement or any Other Agreement amendment or supplement thereto or to any transactions in connection therewith. Client and Factor irrevocably waive all claims, obligations and defenses that Client or Factor, as applicable, may have regarding such court’s personal or subject matter jurisdiction, venue or inconvenient forum. Nothing herein shall limit the right of Factor to bring proceedings against Client in any other court. Each of the parties to this Agreement hereby waives personal service of any summons or complaint or other process or papers to be issued in any action or proceeding involving any such controversy and hereby agrees that service of such summons or complaint or process may be made by registered or certified mail to the other party at the address appearing on the signature page hereto.

10.8.       WAIVER OF JURY TRIAL. FACTOR AND CLIENT DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, OUT OF, BY REASON OF, OR RELATING IN WAY TO, THIS AGREEMENT OR THE INTERPRETATION OR ENFORCEMENT THEREOF OR TO ANY TRANSACTIONS HEREUNDER.

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10.9.       USA Patriot Act. Factor shall have received, sufficiently in advance of the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub L. 107-56) (the “Patriot Act”). Factor hereby notifies Client that pursuant to the requirements of the Patriot Act, Factor is required to obtain, verify and record information that identifies Client, which information includes the name and address(es) of Client and such other information that will allow Factor to identify Client in accordance with the Patriot Act. Client shall provide and shall cause its affiliates to provide such information and take such actions as requested by Factor from time to time in order to assist Factor in maintaining compliance with the Patriot Act.

10.10.       No Waiver of Rights. No failure or delay by Factor in exercising any of its powers or rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or the exercise of any other right or power. Factor’s rights, remedies and benefits hereunder are cumulative and not exclusive of any other rights, remedies or benefits which Factor may have. No waiver by Factor will be effective unless in Writing and then only to the extent specifically stated.

10.11.       Notices. Unless otherwise specified herein, all notices pursuant to this Agreement shall be in Writing and sent either (a) by hand, (b) by certified mail, return receipt requested, or (c) by recognized overnight courier service, to the other party at the address set forth herein, or to such other addresses as a party may from time to time furnish to the other party by notice. Any notice hereunder shall be deemed to have been given on (i) the day of hand delivery, (ii) the third Business Day after the day it is deposited in the U.S. Mail, if sent as aforesaid, or (iii) the day after it is delivered to a recognized overnight courier service with instructions for next day delivery.

10.12.       Assignment. Factor shall have the right to assign this Agreement; Client shall have no right to assign this Agreement; and this Agreement shall inure to the benefit of and shall bind Factor and Client and their respective successors and assigns.

10.13.       Severability. If any provision of this Agreement is found to be unenforceable or otherwise invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

10.14.       Integration. This Agreement is the result of full and complete negotiation at arm’s length by all parties hereto. No prior drafts or memoranda prepared by any party shall be used to construe or interpret any provision hereof, nor shall any one party be construed the “drafter” of this Agreement for the purpose of construing the terms, conditions or obligations set forth herein. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein and supersedes in their entirety any and all understandings and agreements, whether Written or oral, of the parties with respect to the foregoing. This Agreement cannot be changed, modified or amended in any respect except by a Writing executed by the party to be charged.

10.15.       Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Factor has received counterparts bearing the signatures of all parties hereto. Delivery of an executed signature page by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above Written.

CLIENT:

NAKED BRAND GROUP INC.

By:	/s/ Carole Hochman
Carole Hochman
Title:	Chief Executive Officer

Address:	95 Madison Avenue , 10th Floor
New York, New York 10016

NAKED INC.

By:	/s/ Carole Hochman
Carole Hochman
Title:	Chief Executive Officer

Address:	95 Madison Avenue , 10th Floor
New York, New York 10016

FACTOR:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robert Ostrowe

Title:	Authorized Signatory

Address:	100 Park Avenue
New York, New York 10017

[Signature Page to Joint Factoring Agreement]

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FEE SCHEDULE TO

JOINT FACTORING AGREEMENT

DATED JUNE 14, 2016

BETWEEN

WELLS FARGO BANK, NATIONAL ASSOCIATION

AND

NAKED BRAND GROUP INC. AND NAKED INC.

Collection Days:	Two (2) Business Days

Contract Rate:	For each month, an interest rate per annum which is Three (3) percentage pointsin excess of the LIBOR Rate in effect during such month, it being acknowledged that, for the last day of each month, the Contract Rate shall be calculated using the LIBOR Rate in effect on the immediately preceding day.

LIBOR Rate:	The one (1) month average of rates which are listed as the Three (3) Month “London Interbank Offered Rate (LIBOR)” (for Dollars), as published in the Money Rates section of The Wall Street Journal on each Business Day of the applicable calendar month (rounded up to the nearest thousandth); provided, however, that for purposes of this Agreement at no time shall the LIBOR Rate be less than zero (0). .

Default Rate:	An interest rate per annum which is Four (4) percentage points greater than the then applicable Contract Rate.

Factoring Commission
Percentage:	For sales to all accounts other than Home Shopping Network (U.S. and Canada): 0.9% of the gross invoice amount of all sales aggregating less than $5,000,000 in each Contract Year; 0.8% of the gross invoice amount of all sales from $5,000,000 to $10,000,000 in each Contract Year; and 0.7% of the gross invoice amount of all sales in excess of $10,000,000 in each Contract Year;

For sales to Home Shopping Network (U.S. and Canada): 0.8% of the gross invoice amount of all sales aggregating less than $5,000,000 in each Contract Year; 0.7% of the gross invoice amount of all sales from $5,000,000 to $10,000,000 in each Contract Year; and 0.6% of the gross invoice amount of all sales in excess of $10,000,000 in each Contract Year;

except that, the Factoring Commission Percentage for those Surcharge Customers identified on the Letter re: Surcharge Customers between Client and Factor dated the date hereof, shall be the Factoring Commission Percentages provided above plus the surcharges provided on such letter, as such surcharges may be updated from time to time by Factor and which updates shall become binding upon Client when delivered by Factor to Client in accordance with Section 3.1(b) hereof.

Field Examination Fee:	$950.00 per person per day, plus travel and out-of-pocket expenses

Credit Memoranda Fee:	$5.00 per item

Change of Terms Fee:	$5.00 per item

Minimum Contract
Year Commission:	During First Contract Year:	$24,000
	During Second Contract Year:	$36,000
	During Third Contract Year:	$50,000

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EXHIBIT A

TO

FACTORING AGREEMENT

DATED JUNE _14, 2016

BETWEEN

WELLS FARGO BANK, NATIONAL ASSOCIATION

AND

NAKED BRAND GROUP INC.

AND

NAKED INC.

[on Client’s letterhead]

To:	Wells Fargo Bank, National Association

100 Park Avenue

New York, New York 10017

Attn: _____________________

Re:	Compliance Certificate dated _______________, 20___

Gentlemen:

Reference is made to that certain Joint Factoring Agreement, dated as of _______________, 2016 (as amended and modified from time to time, the “Factoring Agreement”), by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Factor”) and Naked Brand Group Inc. and Naked Inc. (“Client”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Factoring Agreement unless specifically defined herein.

Pursuant to Section 5.3(c) of the Factoring Agreement, the undersigned officer of Client hereby certifies that:

1.       The financial statements of Client furnished in Schedule 1 attached hereto, have been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly present in all material respects the financial condition of Client.

2.       Such officer has reviewed the terms of the Factoring Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Client during the accounting period covered by the financial statements delivered pursuant to Section 5.3(c) of the Factoring Agreement.

3.       Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes an Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Client has taken, is taking, or proposes to take with respect thereto.

4.       The representations and warranties of Client set forth in the Factoring Agreement are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

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IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ___________, 2016.

NAKED BRAND GROUP INC.

By:
Carole Hochman
Title:	Chief Executive Officer

Address:	95 Madison Avenue, 10th Floor
New York, New York 10016

NAKED INC.

By:
Carole Hochman
Title:	Chief Executive Officer

Address:	95 Madison Avenue, 10th Floor
New York, New York 10016

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